Exhibit 10.12



THIS AGREEMENT is made the 10th day of March 2004

B E T W E E N:

(1) SHIRE PHARMACEUTICALS GROUP PLC (registered number 2883758) a company incorporated in and under the laws of England and Wales and having its registered office at Hampshire International Business Park, Chineham, Basingstoke, Hampshire, RG24 8EP (the "Company"); and

(2) DR J W TOTTEN of Sycamore House, Tile Barn, Woolton Hill, Newbury, Berks RG20 9UZ (the "Executive").

WHEREBY it is agreed that the Company shall employ the Executive and the Executive shall serve the Company as Group Research and Development Director on the following terms and subject to the following conditions.

1.       COMMENCEMENT AND TERM

1.1 The Executive's continuous employment with the Company commenced on 19 January 1998.

1.2 The employment of the Executive shall (subject to the provisions of Clause 14) be terminable by either the Company or the Executive giving to the other 12 (twelve) months' notice in writing commencing at any time.

1.3.1 The Company may at its absolute discretion elect at any time to terminate the employment of the Executive with immediate effect by paying to the Executive (less deductions as appropriate) salary in lieu of notice and a sum (which shall be calculated by multiplying the Relevant Amount by the number of months' notice which the Executive was entitled to receive at the date of such termination) in compensation for the immediate loss by the Executive of his other benefits hereunder.

1.3.2 In the event that the Company terminates the employment of the Executive pursuant to Clause 1.3.1 at any time, the Relevant Amount shall be the aggregate of:

         (a) an amount, to be decided at the absolute discretion of the Remuneration Committee, which may be up to the maximum target annual bonus to which, had he served his notice, the Executive would have been entitled pursuant to Clause 4 based on 100% achievement of group and personal objectives for the bonus year in which his employment terminates (based on the Executive's salary at the date on which his employment terminates), divided by 12 (twelve); and

         (b)      (i)  25% of the Executive's basic salary (taken at the date of termination of this Agreement) in lieu of Company contributions to the Executive's pension scheme pursuant to Clause 6 of this Agreement; and

                 (ii) an amount equal to the actual cost to the Executive of providing the benefits due for the period of notice to the Executive pursuant to Clauses 7 and 8 of this Agreement,

                 in each case divided by 12 (twelve).

2.       OBLIGATIONS DURING EMPLOYMENT

2.1      The Executive shall during the continuance of his employment:

         (a) serve the Company to the best of his ability in the capacity of Group Research and Development Director;

         (b) faithfully and diligently perform such duties and exercise such powers consistent with them as the Board may from time to time properly assign to or confer upon him in such capacity or otherwise in connection with the business of the Company or any Associated Company;

         (c) if and so long as the Board so directs perform and exercise the said duties and powers on behalf of any Associated Company and act as a director or other officer of any Associated Company;

         (d) do all in his power to protect, promote, develop and extend the business interests and reputation of the Group;

         (e) at all times and in all respects conform to and comply with the lawful and reasonable directions of the Board;

         (f) promptly give to the Board (in writing if so requested) all such information explanations and assistance as it may require in connection with the business and affairs of the Company and any Associated Company for which he is required to perform duties;

         (g) unless prevented by sickness, injury or other incapacity or as otherwise agreed by the Board devote the whole of his time, attention and abilities during his hours of work (which shall be normal business hours and such additional hours as may be necessary for the proper performance of his duties) to the business and affairs of the Company and any Associated Company for which he is required to perform duties;

         (h) work at the principal place of business of the Company at Chineham, Basingstoke, Hampshire or such other place of business of the Company or any Associated Company within 20 miles of Chineham as the Company may reasonably require for the proper performance and exercise of his duties and powers and the Executive may be required to travel on the business of the Company and any Associated Company for which he is required to perform duties; and

         (i)      comply with the Company's Code of Ethics Policy.

2.2 If the Company subsequently requires the Executive to work permanently at a place which is not within 20 miles of Chineham and which necessitates a move from his then address the Company will reimburse the Executive for all removal and associated expenses incurred as a result of the Company's requirement.

3.       FURTHER OBLIGATIONS OF THE EXECUTIVE

3.1 During the continuance of his employment the Executive shall devote his whole time and attention to his duties under this Agreement and shall not directly or indirectly carry on or be engaged, concerned or interested in any other business, trade or occupation otherwise than as a holder directly or through nominees (including for the purposes hereof through any trust whether established by the Executive or otherwise and whether discretionary or otherwise of which the Executive is a beneficiary) of not more than 3% per cent in aggregate of any class of shares, debentures or other securities in issue from time to time of any company (or, if different, amounting to no more than 3% in terms of the economic value of all such shares and securities (whether by way of dividend or upon any return in capital) and/or voting or other rights attaching thereto in respect of any matters) which are for the time being quoted or dealt with on any recognised investment exchange (as defined by section 285(1)(a) of the Financial Services and Markets Act 2000) provided that nothing in this Clause 3.1 shall prevent the Executive from continuing to hold his current portfolio of investments in securities.

3.2 During the continuance of his employment the Executive shall in relation to any dealings in securities of overseas companies comply with all laws of any foreign state affecting dealings in the securities of such companies and all regulations of any relevant stock exchanges on which such dealings take place.

3.3      During the continuance of his employment the Executive:

         (a) shall not directly or indirectly procure, accept or obtain for his own benefit (or for the benefit of any other person) any payment, rebate, discount, commission, vouchers, gift, entertainment or other benefit from any third party in respect of any business transacted or proposed to be transacted (excluding air miles or similar vouchers from other such schemes) (whether or not by him) by or on behalf of the Company or any Associated Company ("Gratuities");

         (b) shall observe the terms of any policy issued by the Company in relation to Gratuities; and

         (c) shall immediately disclose and account to the Company for any Gratuities received by him (or by any other person on his behalf or at his instruction).

4.       REMUNERATION

4.1 The Company shall pay to the Executive with effect from 1 January 2004 a basic salary (which shall accrue from day to day) at the rate of (pound)357,000 per year inclusive of any directors' fees payable to the Executive under the articles of association of the Company or any Associated Company (and any such fees as the Executive shall receive he shall pay to the Company). The salary shall be payable by equal monthly instalments in arrears on the last day of each calendar month and shall be subject to review by the Remuneration Committee not less than annually with effect from 1 January in each year.

4.2 Subject as stated below the Executive shall be entitled to receive a bonus in accordance with the rules and terms of the Company's bonus scheme in force from time to time. Such bonus, if any, shall be subject to a maximum on target bonus of fifty per cent (50%) of the Executive's basic annual salary from time to time paid under Clause
         4.1 above. Any additional bonus payable on an annual basis or for such other period as may be deemed appropriate shall be determined by the Remuneration Committee at its sole discretion and subject to a maximum bonus of seventy-five per cent (75%) of the Executive's basic annual salary under Clause 4.1. Any bonus payment shall be subject to deductions as appropriate. The Company reserves the right to change any bonus terms from year to year.

4.3 In the event that the Executive's employment hereunder terminates during any bonus year he shall be entitled to receive a proportion of the bonus he would have received had his employment not been terminated and the Remuneration Committee shall use its best endeavours but at its sole discretion to determine the estimation of such bonus. Such proportion shall be calculated as the fraction derived from dividing the period during which the Executive was employed hereunder during the relevant bonus year by the period of the bonus year.

5.       INCENTIVE SCHEMES

         If the Executive is at any time granted options pursuant to a share option scheme of the Company, those options shall be subject to the rules of that scheme as in force from time to time which rules shall not form part of the Executive's service agreement. In particular, if the Executive's employment should terminate for any reason (including as a result of a repudiatory breach of contract by the Company) he will not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under any such scheme which he may have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

6.       PENSION SCHEME

6.1 The Company shall contribute an amount equal to 25% of the Executive's salary hereunder from time to time to such pension scheme as the Executive shall specify. Such contributions shall be made monthly at the date when salary is paid hereunder. Such contributions shall be in addition to the Executive's basic salary.

6.2 No contracting-out certificate is in force in respect of the employment of the Executive.

7.       INSURANCES

         Subject to his complying with and satisfying any applicable requirements of the relevant insurers the Company shall during the continuance of his employment:

         (a) provide for the Executive and his spouse and children under the age of 18 years membership of an appropriate private patient medical plan (to include cover for dental treatment) with such reputable medical expenses insurance scheme as the Company shall decide from time to time. The Executive shall be entitled to remain a member of such plan in accordance with and subject to its rules from time to time;

         (b) provide the Executive with life assurance cover which in the event of his death during the continuance of his employment may pay to his chosen dependants (subject only to the discretion of the trustees of the appropriate scheme) a lump sum equal to a minimum of 4 (four) times his then annual rate of salary. If such lump sum is more than the permitted maximum, such surplus to be made available (subject to the discretion of the trustees aforesaid) for the purchase of an annuity for the Executive's dependants subject as necessary to a medical examination. The Executive will co-operate with the Company in any way reasonably necessary in order for the Company to comply with its obligations thereunder including, without prejudice to the generality hereof, by submitting himself for such medical examination as may be required of him in connection therewith from time to time;

         (c) provide for the Executive membership at the cost of the Company of any permanent health care scheme and prolonged disability scheme operated by the Group for the benefit of executives. The Executive shall be entitled to remain a member of such scheme in accordance with and subject to its rules from time to time; and

         (d) provide Directors' and Officers' insurance cover for the benefit of the Executive under the same policy as will be provided for the other directors such cover to continue to cover the Executive in respect of acts or omissions committed during his employment hereunder whether claims are made during or within the period of 7 (seven) years after the termination of the employment hereunder.

8.       OTHER BENEFITS

8.1 Subject to clause 8.2 below the Company shall at the Executive's option provide the Executive with either:

         8.1.1 a car of such make and model as the Remuneration Committee shall decide is suitable for him/compatible with his status in the Company (provided always that the leasing costs for such car shall not be more than (pound)800 per month (which shall increase in line with the retail price index during the Executive's employment hereunder) for his use and that of his spouse (if any) during the continuance of his employment in respect of which the Company shall pay or reimburse the Executive all business and reasonable private petrol and the standing and running costs together with all insurance and maintenance costs; or

         8.1.2 the sum of (pound)10,560 per annum (payable in 12 (twelve) monthly instalments on the date the Executive's salary is paid less any deductions the Company is required to make by law) (which shall increase in line with the retail price index) to enable the Executive to purchase, maintain, comprehensively insure and tax a car for his use during the continuance of his employment, together with reimbursement of all business and reasonable private petrol. No election may be made under this Clause 8.1.2 where a car has been provided under Clause 8.1.1 until the expiration of the lease term of the car in question.

8.2 The Executive shall at all times and in all respects conform to and comply with any policy which may from time to time be made by the Company and notified in writing to the Executive in relation to cars provided by it for the use of its employees and in particular the
         Executive:

         (a) shall ensure that at all times when the car is driven on a public highway it is in the state and condition required by law and that a current MOT test certificate is in force in respect of it (if appropriate); and

         (b) shall at all times be the holder of a current driving licence entitling him to drive motor cars in the United Kingdom and shall produce it to the Company upon request.

8.3 Where Clause 8.1.1 applies the Company shall replace the car with another of similar make and model at such intervals as the Remuneration Committee may in its discretion decide.

8.4 For the avoidance of doubt the Company shall be entitled at its absolute discretion to withdraw the use of the car provided pursuant to this Clause in circumstances reasonably provided for in the Company's car policy in force from time to time.

8.5 For all purposes connected with or relating to the employment of the Executive the benefit of the private use of the car(s) provided pursuant to this Agreement shall be calculated in accordance with the Inland Revenue rules in force from time to time.

8.6 The Executive shall take good care of the car and ensure that the provisions and conditions of any insurance policy relating to it are observed and shall return the car and its keys to the Company at its registered office (or any other place the Company may reasonably nominate) immediately upon the termination of his employment hereunder.

9.       EXPENSES

         The Company shall during the continuance of his employment reimburse the Executive in respect of all reasonable travelling, accommodation and other similar out-of-pocket expenses properly incurred by him in or about the performance of his duties under this Agreement as approved by the Board provided that the Executive if so required by the Company provides reasonable evidence of any expenditure in respect of which reimbursement is claimed.

10.      HOLIDAYS

10.1 The Executive shall (in addition to the usual public and bank holidays) be entitled during the continuance of his employment to 25 (twenty-five) working days' paid holiday in each holiday year, or such greater number in accordance with the Company's policy from time to time to be taken at a time or times as shall be convenient to the Company.

10.2 The Executive shall not be entitled to carry forward any annual holiday entitlement not taken by him for any reason from one holiday year to the next without the prior written consent of the Board (such consent not to be unreasonably withheld).

10.3 Upon the termination of his employment the Executive's entitlement to accrued holiday pay (which accrues at the rate of 2.08 days per month) shall be calculated on a pro rata basis in respect of each completed month of service in the holiday year in which his employment terminates and the appropriate amount shall be paid to the Executive in addition to payment in lieu for any holidays not taken in previous holiday years provided that if the Executive shall have taken more days holiday than his accrued entitlement the Company is hereby authorised to make an appropriate deduction from the Executive's final salary payment.

11.      INCAPACITY

11.1 Subject to his complying with the Company's procedures relating to the notification and certification of periods of absence from work as from time to time in force the Executive shall continue to be paid his salary (inclusive of any statutory sick pay or social security benefits to which he may be entitled) during any periods of absence from work due to sickness, injury or other incapacity incapacitating the Executive from attending to his duties up to a maximum of 26 (twenty-six) weeks in aggregate in any period of 52 (fifty-two) consecutive weeks.

11.2 If the Executive shall have been absent from work due to sickness, injury or other incapacity for a continuous period of 26 (twenty-six) weeks or more then he shall receive such benefits (if any) as are available to him under the terms of the Company's permanent health insurance scheme or such greater sum (if any) as the Board may in its absolute discretion decide.

11.3 If any incapacity of the Executive shall be or appear to be caused by any alleged action or wrong of a third party and the Executive shall decide to claim damages in respect thereof, then the Executive shall use all reasonable endeavours to recover damages for loss of earnings over the period for which salary has been or will be paid to him by the Company under Clause 11.1, and shall account to the Company for any such damages recovered (in an amount not exceeding the actual salary paid or payable to him by the Company under Clause 11.1 in respect of the said period) less any costs borne by him in achieving such recovery.

         The Executive shall keep the Company informed of the commencement, progress and outcome of any such claim.

12.      INTELLECTUAL PROPERTY

12.1 For the purposes of this Clause 12 the term "IPRs" means any and all patents, trade and service marks, unregistered design rights, registered design rights, trade and business names, copyrights (including copyright in software), database rights, topography rights and all other intellectual property rights (whether or not any of these is registered and including applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world.

12.2 If the Executive creates, makes, authors, originates, conceives or writes (either alone or with others) any works, designs, innovations, inventions, improvements, processes, get-ups or trade marks in the course of his employment with the Company ("Works"):

         (a) the Executive will promptly disclose to the Company full details of any such inventions, processes, improvements or other Works;

         (b) all rights (including, without limitation, all IPRs) in and to such Works shall solely legally and beneficially vest in the Company immediately upon their creation without any payment to the Executive;

         (c) the Executive hereby irrevocably and unconditionally waives, in favour of the Company, its licensees and successors-in-title any and all moral rights conferred on the Executive in relation to the Works (existing or future); and

         (d) the Executive shall not knowingly do anything, or omit to do anything, to imperil the validity of any patent or protection, or any application therefor, relating to any of the Works.

12.3 To the extent such rights and IPRs do not so vest in the Company, the Executive hereby (i) assigns to the Company all future copyright, database rights and unregistered design rights in the Works and (ii) in respect of all other rights and IPRs agrees to assign to the Company all of the Executive's right, title and interest (including without limitation all IPRs) in the Works.

12.4 The Executive hereby irrevocably authorises the Company to be his attorney, and to make use of his name and to sign and execute any documents and/or perform any act on his behalf, for the purpose of giving to the Company the full benefit of the provisions of this Clause 12 and, where permissible, to obtain patent or other protection in respect of any of the Works in the name of the Company or the Company's nominee.

12.5 The Executive shall from time to time, both during his employment under this Agreement and thereafter, at the request and expense of the Company, promptly do all things and execute all documents necessary or desirable to give effect to the provisions of this Clause 12 including, without limitation, all things necessary to obtain and/or maintain patent or other protection in respect of any Works in any part of the world and to vest such rights (including, without limitation, all IPRs) in and to the Works in the Company or the Company's nominee.

12.6 For the avoidance of doubt, the provisions of this Clause 12 shall apply to any rights (including, without limitation, any IPRs) in the Works arising in any jurisdiction, and the provisions of this Clause 12 shall apply in respect of any jurisdiction to the extent permitted by the directives, statutes, regulations and other laws of any such jurisdiction.

13.      CONFIDENTIALITY

13.1 The Executive shall not (other than in the proper performance of his duties or without the prior written consent of the Board or unless ordered by a court of competent jurisdiction) at any time either during the continuance of his employment hereunder or after its termination disclose or communicate to any person or use for his own benefit or the benefit of any person other than the Company or any Associated Company any confidential information which may come to his knowledge in the course of his employment hereunder concerning the business or finances of any member of the Group or of any of its suppliers, agents, distributors or customers and the Executive shall during the continuance of his employment hereunder use his best endeavours (and following any termination thereof his reasonable endeavours) to prevent the unauthorised publication or misuse of any confidential information provided that such restrictions shall cease to apply to any confidential information which may enter the public domain other than through the default of the Executive but in any event the restrictions in this Clause 13.1 shall remain in full force and effect for so long as the Executive is in a position to utilise such information more readily than persons who have not been employed by the Company or its Associated Companies.

13.2 All notes and memoranda of any trade secret or confidential information concerning the business of the Company or the Associated Companies or any of its or their suppliers, agents, distributors, customers or others which shall have been acquired, received or made by the Executive during the course of his employment shall be the property of the Company and shall be surrendered by the Executive to someone duly authorised in that behalf at the termination of his employment or at the request of the Board at any time during the course of his employment.

13.3 Without prejudice to the generality of Clause 13.1 the following is, for the avoidance of doubt, a non-exhaustive list of matters which in relation to the Company and the Associated Companies are considered confidential and must be treated as such by the Executive (for the purposes of this Agreement):

         (a)      any trade secrets of the Company or any Associated Company;

         (b) any information in respect of which the Company or any Associated Company is bound by an obligation of confidence to any third party;

         (c) customer lists and details of contacts with or requirements of customers; and

         (d) any invention, technical data, know-how, instruction or operations manual or other manufacturing or trade secrets of the Group and their clients/customers.

13.4 The Executive shall comply with any reasonable policy produced by the Company concerning the Executive's ability to either directly or indirectly publish any opinion, fact or material or deliver any lecture or address or participate in the making of any film, radio broadcast or television transmission or communicate with any representative of the media or any third party relating to the business or affairs of the Company or any Associated Company or to any of its or their officers, employees, customers/clients, suppliers, distributors, agents or shareholders or to the development or exploitation of Works or IPRs (as defined in Clauses 12.1 and 12.2). For the purpose of this Clause "media" shall include television (terrestrial, satellite and cable) radio, newspapers and other journalistic publications.

14.      TERMINATION OF EMPLOYMENT

14.1 The employment of the Executive may be terminated by the Board forthwith without notice or payment in lieu of notice if the
         Executive:

         (a) commits any serious or persistent breach or non-observance of any of the terms, conditions or stipulations contained in this Agreement having been, in the case of persistent breaches, warned in advance by the Board in writing of the same;

         (b) is guilty of any gross default or gross misconduct in connection with or affecting the business or affairs of the Company or any Associated Company for which he is required to perform duties;

         (c) is guilty of conduct which brings or is likely to bring himself or the Company or any Associated Company into disrepute;

         (d) is convicted of an arrestable criminal offence (other than an offence under the road traffic legislation in the United Kingdom or elsewhere for which a non-custodial penalty is imposed);

         (e) is adjudged bankrupt or makes any arrangement or composition with his creditors or has an interim order made against him pursuant to section 252 of the Insolvency Act 1986;

         (f) becomes of unsound mind or becomes a patient under the Mental Health Act 1983;

         (g)      is or becomes prohibited by law from being a director; or

         (h) voluntarily resigns as a director of the Company otherwise than at the request of the Board.

14.2 The employment of the Executive shall terminate automatically and without prior notice upon his attaining the age of 65.

14.3 Upon the termination of his employment (for whatever reason and howsoever arising) the Executive:

         (a) shall not take away, conceal or destroy but shall immediately deliver up to the Company all documents (which expression shall include but without limitation notes, memoranda, correspondence, drawings, sketches, plans, designs and any other material upon which data or information is recorded or stored) relating to the business or affairs of the Company or any Associated Company or any of their clients/customers, shareholders, employees, officers, suppliers, distributors and agents (and the Executive shall not be entitled to retain any copies or reproductions of any such documents) together with any other property belonging to the Company or any Associated Company (including his car and its keys) which may then be in his possession or under his control;

         (b) shall, at the request of the Board and without prejudice to any rights of the Executive arising as a result of the loss of his employment hereunder, immediately resign without claim for compensation from office as a director of the Company and any Associated Company and from any other office held by him in the Company or any Associated Company (but without prejudice to any claim he may have for damages for breach of this Agreement) and in the event of his failure to do so the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and deliver such resignations to the Board and/or to each such Associated Company;

         (c) shall not at any time thereafter make any untrue or misleading oral or written statement concerning the business and affairs of the Company or any Associated Company nor represent himself or permit himself to be held out as being in any way connected with or interested in the business of the Company or any Associated Company (except as a former employee for the purpose of communicating with prospective employers or complying with any applicable statutory requirements);

         (d) shall not at any time thereafter use the name "Shire" or any name capable of confusion therewith (whether by using such names as part of a corporate name or otherwise); and

         (e) shall immediately repay all outstanding debts or loans due to the Company or any Associated Company and the Company is hereby authorised to deduct from any wages (as defined by section 27 of the Employment Rights Act 1996) of the Executive a sum equal to any such debts or loans.

14.4 If the employment of the Executive under this Agreement is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation or as part of any arrangement for the amalgamation or reconstruction of the Company not involving insolvency and the Executive is offered employment with any concern or undertaking resulting from the reconstruction or amalgamation on terms and conditions which taken as a whole are not less favourable than the terms of this Agreement then the Executive shall have no claim against the Company in respect of such termination.

15.      EXECUTIVE'S COVENANTS

15.1 The Executive acknowledges that during the course of his employment with the Company he will receive and have access to confidential information of the Company and its Associated Companies (including without limitation those matters specified in Clause 13.3 of this Agreement) and he will also receive and have access to detailed client/customer lists and information relating to the operations and business requirements of those clients/customers and accordingly he is willing to enter into the covenants described in this Clause 15 in order to provide the Company and its Associated Companies with what he considers to be reasonable protection for those interests.

15.2     In this Clause 15:

         (a) "RESTRICTED BUSINESS" means the Business of the Company and its Associated Companies at the time of the termination of the Executive's employment with which the Executive was involved to a material extent at any time during the period of 12 (twelve) months ending on the Restriction Date and for the purposes of this Clause 15 the term "Business" shall mean the research, development, marketing, sale or supply of pharmaceuticals for administration to humans;

         (b) "RESTRICTED CUSTOMER" means any firm, company or other person who, at any time during the period of 12 (twelve) months ending on the Restriction Date, was a customer of or in the habit of dealing with the Company or any Associated Company and with whom the Executive dealt to a material extent or for whom or which the Executive was responsible on behalf of the Company or any Associated Company during that period and in respect of such customer material damage to the interests of the Company or any

                  Associated Company could occur if such customer ceased or reduced its business with the Company or any Associated Company;

         (c) "RESTRICTED EMPLOYEE" means any person who, at the Restriction Date was employed by the Company or any Associated Company at a senior level and who could materially damage the interests of the Company or any Associated Company if he became employed in any business concern in competition with any Restricted Business and with whom the Executive worked closely or about whom the Executive obtained material detailed information, in either case at any time during the period of 12 (twelve) months ending on the Restriction Date; and

         (d) "RESTRICTION DATE" means the date of termination of this Agreement.

15.3 The Executive will not, for a period of 12 (twelve) months after the Restriction Date, solicit or endeavour to entice away from the Company or any Associated Company the business or custom of a Restricted Customer with a view to providing or receiving goods or services to or from that Restricted Customer in competition with any Restricted Business.

15.4 The Executive will not, for a period of 12 (twelve) months after the Restriction Date, provide goods or services to or otherwise have any business dealings with any Restricted Customer in the course of any business concern which is in competition with any Restricted Business.

15.5 The Executive will not, for a period of 12 (twelve) months after the Restriction Date, in the course of any business concern which is in competition with any Restricted Business offer employment to or otherwise endeavour to entice away from the Company or any Associated Company any Restricted Employee.

15.6 The Executive will not, without the prior written consent of the Board, for a period of 6 (six) months after the Restriction Date, be engaged in or concerned in any capacity in any business concern which is or might reasonably be expected to be in competition with any Restricted Business. This Clause shall not restrain the Executive from being engaged or concerned in any business concern in so far as the Executive's duties or work shall relate solely:

         (a) to geographical areas where the business concern is not in competition with the Restricted Business; or

         (b) to services or activities of a kind with which the Executive was not concerned to a material extent during the period of 12 (twelve) months ending on the Restriction Date.

15.7 The obligations imposed on the Executive by this Clause 15 extend to him acting not only on his own account but also on behalf of any other firm, company or other person and shall apply whether he acts directly or indirectly.

15.8 The Executive hereby agrees that he will at the request and expense of the Company enter into a direct agreement or undertaking with any Associated Company whereby he will accept restrictions and provisions corresponding to the restrictions and provisions in this Clause 15 (or such of them as may be appropriate in the circumstances) in relation to such activities and such area and for such a period not exceeding 12 (twelve) months as such Associated Company may reasonably require for the protection of its legitimate business interests.

15.9 It is agreed between the parties that whilst the restrictions set out in this Clause 15 are considered fair and reasonable for the protection of the Company's business and trade secrets, if it should be found that any of the restrictions be void as going beyond what is fair and reasonable in all the circumstances and if by deleting part of the wording or substituting a shorter period of time or different geographical limit or a more restricted range of activities for any of the period of time, geographical limits or ranges or activities set out in this Clause 15 it would not be void then there shall be substituted such next less extensive period and/or limit and/or activity or such deletions shall be made as shall render this Clause 15 valid and enforceable.

16.      CHANGE OF CONTROL

16.1     For the purposes of this Clause 16:

         (a)      "RELEVANT EVENT" means either:

                  (i) the termination by the Company of the Executive's employment (other than for cause in accordance with Clause 14 of this Agreement); or

                  (ii) the Executive's resignation where such resignation is as a consequence of a repudiatory breach of contract by the Company and amounts to a constructive dismissal,

                  within the period of 12 (twelve) months following the date of a Change of Control.

         (b) Subject to Clause 16.6 below "Change of Control" means where any person either alone or together with any person acting in concert with him obtains control of the Company as defined in section 840 of the Income and Corporation Taxes Act 1988.

16.2 If a Relevant Event occurs the Company shall pay to the Executive within 14 (fourteen) days of that Relevant Event a sum equal to the aggregate of:

         (a) the value of his then current rate of basic salary for the period of 1 (one) year; and

         (b) an amount in lieu of annual bonus to be decided at the absolute discretion of the Remuneration Committee up to the maximum bonus, based on 100% achievement of group and personal objectives for the bonus year in which his employment terminates; and

         (c) an amount in lieu of the Company's contributions to the Executive's pension scheme under Clause 6 of this Agreement for 1 (one) year; and

         (d) an amount in respect of the actual cost to the Executive of the provision of the benefits due under Clauses 7 and 8 of this Agreement for the period of notice to the Executive.

16.3 Subject to any rights accrued at the date of termination of the Executive's employment under the provisions of any pension scheme of the Company, any payment by the Company pursuant to this Clause 16 shall be made in full and final settlement of all and any claims arising from or in connection with the Executive's employment or its termination or his office as Group Research and Development Director or its loss in each case in respect of the Company or any Associated Companies.

16.4 All payments to be made pursuant to this Clause 16 shall be paid less any necessary withholdings.

16.5 The Executive hereby agrees that he shall not, following a payment under this Clause 16, bring any claim before any court or employment tribunal relating to unfair dismissal.

16.6 This Clause shall not apply where in connection with a scheme of reconstruction or amalgamation or reorganisation of the Company and one or more of its Associated Companies the Executive refuses an offer of employment on terms identical in all material respects to those hereunder by the company which following such reconstruction or reorganisation replaces the Company or the relevant Associated Companies.

17.      DISCIPLINARY AND GRIEVANCE PROCEDURES

17.1 The Executive shall be expected to maintain the highest standard of integrity and behaviour. For the purpose of disciplinary and grievance procedures the Executive's supervisor is the Company's Chief Executive.

17.2 If the Executive is not satisfied with any disciplinary decision taken in relation to him he may apply in writing within 14 (fourteen) days of that decision to the Board whose decision shall be final.

17.3 If the Executive has any grievance in relation to his employment he may raise it in writing with the Board whose decision shall be final.

17.4 If the Executive is not satisfied with any decision taken by the Chief Executive in relation to any grievance raised by him, he may apply in writing within 14 (fourteen) days of that decision, to the Board whose decision shall be final.

18.      DIRECTORSHIP

         The Executive shall not save at the request or with the consent of the
         Board:

         (a)      voluntarily resign as a director of the Company;

         (b) do or fail to do anything which causes him to be prohibited by law from continuing to act as a director; or

         (c) voluntarily do or refrain from doing any act whereby his office as a director of the Company is or becomes liable to be vacated.

         The removal of the Executive from office as a director of the Company or the failure of the Company in general meeting to re-elect the Executive as a director of the Company (if he shall be obliged to retire by rotation or otherwise pursuant to the Articles of Association) shall terminate the Executive's employment under this Agreement and such termination shall be without prejudice to any claim which the Executive may have for damages for breach of this Agreement provided that the Company was not entitled at the time of such removal or failure to re-elect to terminate his employment pursuant to Clause 14.1.

19.      DATA PROTECTION

         The Executive consents to the Company or any Associated Company holding and processing both electronically and manually the data it collects which relates to the Executive for the purposes of the administration and management of its employees and its business and for compliance with applicable procedures, laws and regulations. The Executive also consents to the transfer of such personal information to other offices the Company may have or to an Associated Company or to other third parties whether or not outside the European Economic Area for administration purposes and other purposes in connection with the Executive's employment where it is necessary or desirable for the Company to do so.

20.      NOTICES

20.1 Any notice to be given under this Agreement shall be given in writing and shall be deemed to be sufficiently served by one party on the other if it is delivered personally or is sent by first class registered or recorded delivery pre-paid post (air mail if overseas) addressed to either the Company's registered office for the time being or the Executive's address as set out in this Agreement (or such other address as shall be notified to the Company in accordance with this Clause) as the case may be.

20.2 Any notice sent by post shall be deemed (in the absence of evidence of earlier receipt) to be received 2 (two) days after posting (6 (six) if sent by air mail) and in proving the time such notice was sent and shall be sufficient to show that the envelope containing it was properly addressed, stamped and posted. Any notice delivered personally shall be deemed to be received when delivered to the address provided for in Clause 20.1.

21.      MISCELLANEOUS

21.1 The Executive hereby warrants that by virtue of entering into this Agreement he will not be in breach of any express or implied terms of any contract or of any other obligations legally binding upon him.

21.2 This Agreement supersedes the service agreement between the parties dated 17 December, 2002, 30 December 1998 and the letter from the Company to the Executive dated 12 August 2002 which shall cease to have effect.

21.3 Any benefits provided by the Company to the Executive or his family which are not expressly referred to in this Agreement or the Letter of Offer shall be regarded as ex gratia benefits provided at the entire discretion of the Company and shall not form part of the Executive's contract of employment.

21.4 The Company shall be entitled at any time during the Executive's employment to make deductions from the Executive's salary or from any other sums due to the Executive from the Company or any Associated Company in respect of any overpayment of any kind made to the Executive or in respect of any debt or other sum due from him provided always that reasonable evidence of the validity of such deductions is provided to the Executive.

22.      DEFINITIONS AND INTERPRETATION

22.1     In this Agreement:

         "ARTICLES OF ASSOCIATION" means the Company's articles of association in force at the date hereof and from time to time thereafter;

         "ASSOCIATED COMPANY"      means a company which is from time to time a
                                   subsidiary or a holding company of the
                                   Company or a subsidiary (other than the
                                   Company) of a holding company of the
                                   Company. In this definition "subsidiary" and "holding company" have the same meaning as in section 736 of the Companies Act 1985;

         "BOARD" means the board of directors for the time being of the Company including any duly appointed committee thereof or the directors present at a meeting of the directors of the Company at which a quorum is present but excluding the Executive (as appropriate);

         "GROUP"                   means the Company and the Associated
                                   Companies; and

         "REMUNERATION COMMITTEE"  means the remuneration committee of the
                                   Board from time to time.

22.2 The headings in this Agreement are for convenience only and shall not affect its construction or interpretation.

22.3 References in this Agreement to Clauses are references to clauses in this Agreement.

22.4 Any reference in this Agreement to the employment of the Executive is a reference to his employment by the Company whether or not during the currency of this Agreement.

22.5 Any reference in this Agreement to a person shall where the context permits include a reference to a body corporate and to any unincorporated body of persons.

22.6 Any word in this Agreement which denotes the singular shall where the context permits include the plural and vice versa and any word in this Agreement which denotes the masculine gender shall where the context permits include the feminine and/or the neuter genders and vice versa.

22.7 Any reference in this Agreement to a statutory provision shall be deemed to include a reference to any statutory amendment, modification or re-enactment of it.

22.8 This Agreement is governed by and shall be construed in accordance with the laws of England and the parties to this Agreement hereby submit to the exclusive jurisdiction of the English courts.

This Agreement supersedes all previous agreements of a similar nature between the parties or any Associated Company.


IN WITNESS whereof this Agreement has been executed as a deed by the parties hereto and is intended and hereby delivered as a deed on the date first above written.


Executed as a deed by       )
SHIRE PHARMACEUTICALS       )
GROUP PLC acting by a       )
director and its secretary/ )
two directors               )

Executed as a deed by      )
DR J W TOTTEN              )
in the presence of:        )

Signature of witness:................................

Name:                ................................

Address:             ................................

                     ................................

                     ................................

Occupation:          ................................

                              Dated 10 March 2004




                      (1) SHIRE PHARMACEUTICALS GROUP PLC

                                    - and -

                               (2) DR J W TOTTEN








                  - - - - - - - - - - - - - - - - - - - - - -

                               SERVICE AGREEMENT

                  - - - - - - - - - - - - - - - - - - - - - -